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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Lycos, Inc.:

   We consent to the use of our reports included herein and incorporated by reference in this registration statement on Form S-3 of Lycos, Inc. and to the reference to our firm under the headings "Selected Consolidated Historical Financial Data" and "Experts" in the prospectus, and the heading "Selected Supplemental Consolidated Financial Data" in the Form 8-K/A filed January 4, 2000 which is incorporated by reference in this registration statement.

                                          /s/ KPMG LLP

                                          KPMG LLP

Boston, Massachusetts
January 4, 2000